EXHIBIT 4.4


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                           EL CHICO RESTAURANTS, INC.

                           RESTRICTED STOCK AGREEMENT


         THIS AGREEMENT is made and entered into this _____ day of ________________, 19___, between El Chico Restaurants, Inc., a Texas corporation (the "Company"), and __________________ (the "Holder") in connection with the award of Restricted Stock (hereinafter defined) under the El Chico Restaurants, Inc. 1995 Stock Plan (the "Plan").

                              W I T N E S S E T H:

         WHEREAS, the Holder is either an employee of the Company or one of its Affiliates (hereinafter defined) in a key position or a director of the Company or one of its Affiliates and the Company desires to encourage him to own Stock (hereinafter defined) and to give him added incentive to advance the interests of the Company through the Plan and desires to grant the Holder shares of Restricted Stock of the Company under terms and conditions established by the Committee (hereinafter defined) and/or the Plan.

         NOW, THEREFORE, in consideration of these premises, the parties agree that the following shall constitute the Agreement between the Company and the
Holder:

         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified below:

                  1.1 "AFFILIATES" shall mean (a) any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if each of the corporations, other than the Company, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (b) any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  1.2 "AWARD" shall mean an award of Restricted Stock pursuant to this Agreement which shall be subject to the terms of this Agreement.

                  1.3 "BOARD OF DIRECTORS" shall mean the board of directors of the Company.

                  1.4 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  1.5 "COMMITTEE" shall mean the committee appointed pursuant to
Section 3 of the Plan by the Board of Directors to administer the Plan.


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                  1.6      "EXCHANGE ACT" shall mean the Securities Exchange Act
 of 1934, as amended.

                  1.7 "RESTRICTED STOCK" shall mean Stock which is subject to restrictions and has not become Unrestricted Stock according to Paragraph 2 hereof.

                  1.8 "RESTRICTED STOCK AGREEMENT" shall mean this agreement which is entered into in connection with the 1995 Stock Plan.

                  1.9 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  1.10 "STOCK" shall mean the Company's authorized $0.10 par value common stock, together with any other securities with respect to which Awards granted hereunder may become unrestricted.

                  1.11 "UNRESTRICTED STOCK" shall mean shares of Stock that are vested according to the schedule in Paragraph 2 hereof.

         2. AWARD OF STOCK. Subject to the terms and conditions set forth herein, the Company awards to the Holder _____________ shares of Restricted Stock. Restrictions on such Restricted Stock shall lapse, and it shall become Unrestricted Stock according to the following schedule, except as otherwise provided in Paragraphs 7 and 8:



ON OR AFTER                                         NUMBER OF SHARES
                                               _____shares  of Stock
                                               ____  additional shares  of Stock
                                               ____  additional shares  of Stock
                                               ____  additional shares  of Stock
                                               ____  additional shares  of Stock


On and after the final date stated above, all of the Stock shall be and remain Unrestricted Stock, except as otherwise provided in Paragraphs 7 and 8.

         3. CONSIDERATION FOR AWARD OF STOCK. This Award is made to the Holder in consideration of services rendered to the Company.

         4. TRANSFER OF RESTRICTED STOCK. Stock which is Restricted Stock shall not be transferable except by will or by the laws of descent and distribution. The Holder may not make any disposition of Restricted Stock or any interest therein. As used in this agreement,

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"disposition" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Holder's lifetime or upon or after the Holder's death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Paragraph 4 shall be void and ineffective for all purposes.

         5. STATUS OF HOLDER. The Holder shall not be deemed a stockholder of the Company with respect to any of the shares of Stock which are Restricted Stock, until and only to the extent that such shares shall have become Unrestricted Stock according to the schedule in Paragraph 2. The Company shall not be required to issue or transfer any certificates for shares of Restricted Stock until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the Stock may then be listed.

         6. NO EFFECT ON CAPITAL STRUCTURE. This Restricted Stock Agreement shall not affect the right of the Company or any Affiliate thereof to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

         7.       EARLY TERMINATION OF STOCK VESTING SCHEDULE.

                  (a) TERMINATION AS AN EMPLOYEE OR DIRECTOR - GENERAL. If the Holder ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates because the Holder voluntarily terminates employment with such group of employers and the Holder does not remain or thereupon become a director of the Company or one or more of its Affiliates, or if a Holder voluntarily ceases to be a director of at least one of the corporations in the group of corporations consisting of the Company and its Affiliates and the Holder does not remain or thereupon become an employee of the Company or one or more of its Affiliates, the Holder shall be given an additional thirty (30) days after such termination of employment or cessation of directorship for Restricted Stock hereunder to become Unrestricted Stock according to the provisions of Paragraph 2, and thereafter all remaining Restricted Stock shall revert to the Company.

                  If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates because any of such entities terminates the Holder's employment for misconduct, the portion, if any, of the Holder's Stock that remains Restricted Stock at the time of such termination of employment shall revert to the Company. "Misconduct" shall be as defined in the Company's Personnel Policy and Procedures Manual.

                  If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates because one or more of such entities terminates the employment of the Holder, but not for misconduct, and the Holder does not remain or thereupon become a director of the Company or one or more of its Affiliates, or if the Holder is only a director and ceases to be a director of at least one of the corporations in the group of

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corporations  consisting of the Company and its Affiliates,  the Holder shall be given an additional ninety (90) days after such termination of employment or cessation of directorship for Restricted Stock hereunder to become Unrestricted Stock according to the provisions of Paragraph 2, and thereafter all remaining Restricted Stock shall revert to the Company.

                  (b) TERMINATION AS AN EMPLOYEE OR DIRECTOR - DISABILITY. If the Holder ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates by reason of disability (as defined in section 22(e)(3) of the Code) and does not remain or thereupon become a director of the Company or one or more of its Affiliates, or if the Holder is only a director and ceases by reason of such disability to be a director of at least one of the corporations in the group of corporations consisting of the Company and its Affiliates, the Holder shall be given an additional twelve (12) months after the date of termination of employment with or cessation of directorship of such group of employers by reason of disability, whichever occurs latest, for Restricted Stock hereunder to become Unrestricted Stock according to the provisions of Paragraph 2, and thereafter all remaining Restricted Stock shall revert to the Company.

                  (c) TERMINATION AS AN EMPLOYEE OR DIRECTOR - DEATH. If the Holder dies while in the employ of the Company or an Affiliate or dies while a director of the Company or an Affiliate, the Holder's legal representatives, heirs, legatees, or distributees shall be given an additional twelve (12) months following the date of the Holder's death for Restricted Stock hereunder to become Unrestricted Stock according to the provisions of Paragraph 2, and thereafter all remaining Restricted Stock shall revert to the Company.

         8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER, ETC. Notwithstanding any other provision hereof, in the event of any change in the number of outstanding shares of Stock

                  (a) effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation,

                  (b) by reason of a spin-off to the shareholders of a part of the Company into a separate entity, or

                  (c) by reason of assumptions and conversions of outstanding grants due to an acquisition by the Company of a separate entity,

then, the number and class of shares subject to this Restricted Stock Agreement shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change; provided, however, that any fractional share resulting from such adjustment may be eliminated. In the event of a dispute concerning such adjustment, the decision of the Committee shall be conclusive. The number of shares subject to this Restricted Stock Agreement shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant to this Paragraph 8.

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The occurrence of:

                  (a)      a dissolution or liquidation of the Company,

                  (b) a merger or consolidation (other than a merger effecting a reincorporation of the Company in another state or any other merger or a consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the shareholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction),

                  (c) a transaction in which any person becomes the owner of 50% or more of the total combined voting power of all classes of stock of the
 Company, or

                  (d) a sale of all or  substantially  all of the  assets of the
Company where it is contemplated that within a reasonable period of time thereafter the Company will either be liquidated or converted into a nonoperating company or an extraordinary dividend will be declared resulting in a partial liquidation of the Company (but in all cases only with respect to those employees whom it is anticipated will lose their employment with the Company and its Affiliates as a result of such sale of assets)

shall cause this Restricted Stock Agreement to terminate, except that all Restricted Stock hereunder shall become Unrestricted Stock immediately prior to such dissolution, liquidation, merger, consolidation, or transaction, without regard to the determination as to the periods and installments of vesting specified in Paragraph 2, if (and only if) such Restricted Stock has not at that time been forfeited to the Company.

         9. COMMITTEE AUTHORITY. Any question concerning the interpretation of this Agreement, any adjustments required to be made under Paragraph 8 of this Agreement, and any controversy which may arise under this Agreement shall be determined by the Committee in its sole and absolute discretion. Such decision of the Committee shall be final and binding.

         10. PLAN CONTROLS. The terms of this Agreement are governed by the terms of the Plan, a copy of which is attached hereto as EXHIBIT A and made a part hereof as if fully set forth herein, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

         11. NOTICE. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the

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address which such person has theretofore  specified by written notice delivered in accordance herewith. The Company or Holder may change, at any time and from time to time, by written notice to the other, the address previously specified for receiving notices. Until changed in accordance herewith, the Company and the Holder specify their respective addresses as set forth below:

         Company:                           El Chico Restaurants, Inc.
                                            12200 Stemmons Freeway
                                            Suite 100
                                            Dallas, Texas 75234
                                            Attn:  Legal Dept.

         Holder:



         12. INFORMATION CONFIDENTIAL. As partial consideration for the granting of an Award pursuant to this Restricted Stock Agreement, the Holder agrees that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

         13.      GOVERNING LAW.  Except as is otherwise provided in Paragraph
11.18 of the Plan, where applicable, the provisions of this Agreement shall be governed by the contract law of the State of Texas.



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         IN WITNESS  WHEREOF,  the  Company  has  caused  this  Agreement  to be executed and the Holder has hereunto set his hand on the day and year first above written.

                                                     EL CHICO RESTAURANTS, INC.


                                                     By:
                                                     Its:


                                                     HOLDER:



                                   Print Name:


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